Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8 pertaining to TeamStaff, Inc’s 2006 Long-Term Incentive Plan of our report dated December 15, 2006, with respect to our audit of the consolidated financial statements of TeamStaff, Inc., included in its Annual Report on Form 10-K for the year ended September 30, 2006 filed with the Securities and Exchange Commission.

/s/ Lazar Levine & Felix, LLP

New York, New York
June 21, 2007